UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events.

On October 16, 2018, Orgenesis Inc. (the “Company”) entered into a collaboration agreement with Immugenyx, LLC (“Immugenyx”), a wholly owned subsidiary of Hemogenyx Pharmaceuticals Plc (LSE: HEMO). Immugenyx will collaborate with the Company to further the development and commercialization of its advanced hematopoietic chimeras (AHC). AHC, a new type of humanized mouse with a functional human immune system, is being developed by Immugenyx as an in vivo platform for disease modelling, drug and cell therapy development. Pursuant to the terms of the agreement, the Company shall receive the worldwide rights to market the products and shall serve as a global distributor of Immugenyx’s products. Immugenyx will retain exclusive rights to manufacture, make and supply to the Company or its affiliates all the Immugenyx technology and/or licensed products that are marketed, sold or otherwise commercialized by the Company. In consideration for the license, the Company and/or its affiliates will advance to Immugenyx a convertible loan in an amount of no less than $1.0 million for advancing the development of humanized mice models and related antibody development. The Company also agreed to pay a royalty of 12% of the Company’s net revenues resulting from the sale or licensing of products involving the use of Immugenyx’s AHC technology.

On October 18, 2018, the Company entered into a collaboration agreement with Hemogenyx Pharmaceuticals Plc to collaborate on the development and commercialization of Hemogenyx’s Human Postnatal Hemogenic Endothelial (Hu-PHEC) technology. Hu-PHEC is a cell replacement product candidate that is being designed to generate cancer-free, patient-matched blood stem cells after transplantation into the patient. Pursuant to the terms of the agreement, the Company shall manufacture and supply all Hu-PHEC related products both during and following completion of clinical trials. The Company shall also receive the worldwide rights to market the products and shall serve as a global distributor of Hemogenyx’s Hu-PHEC related products. In consideration for the license, the Company and/or its affiliates will advance to Hemogenyx a convertible loan in an amount of no less than $1.0 million for advancing the development of the Hu-PHEC technology. The Company also agreed to pay a royalty of 12% of the Company’s net revenues resulting from the sale or licensing of products involving the use of Hemogenyx’s Hu-PHEC technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.
By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
October 29, 2018